Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-170914) pertaining to Hudson Pacific Properties, Inc.'s Directors Stock Plan, and

(2)	Registration Statement (Form S-8 No. 333-167847) pertaining to the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;

(3)	Registration Statement (Form S-3 No. 333-175326) of Hudson Pacific Properties, Inc.;

(4)	Registration Statement (Form S-3 No. 333-176543) of Hudson Pacific Properties, Inc.;

of our reports dated March 14, 2012, with respect to the consolidated financial statements and schedule of Hudson Pacific Properties, Inc. and the effectiveness of internal control over financial reporting of Hudson Pacific Properties, Inc. included in this Annual Report (Form 10-K) of Hudson Pacific Properties, Inc. for the year ended December 31, 2011.

/s/    ERNST & YOUNG LLP

Los Angeles, California
March 14, 2012